Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-134281 on Form S-8 of our report dated February 26, 2009, relating to the combined financial statements of the Merck/Schering-Plough Cholesterol Partnership appearing in the Annual Reports on Form 10-K of Merck & Co., Inc. and Schering-Plough Corporation for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

November 4, 2009